Filed Pursuant to Rule 424(b)(5)

Registration No. 333-271324

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 18, 2023)

21,100,000 SHARES OF COMMON STOCK

We are offering to certain institutional and accredited investors 21,100,000 shares of our common stock, par value $0.001 per share (“common stock”) in a registered direct offering, at an offering price of $0.3337 per share and accompanying Common Warrant (as defined below).

In a concurrent private placement, we are also selling to such investors unregistered warrants to purchase up to 21,100,000 shares of our common stock (the “Common Warrants” and the shares of common stock issuable upon the exercise of the Common Warrants, the “Common Warrant Shares”), which represents 100% of the number of shares of our common stock being purchased in this offering. Each Common Warrant will be exercisable for one share of our common stock at an exercise price of $0.3337 per share, will be upon the date of receipt of the stockholder approval for the issuance of the Common Warrants and Common Warrant Shares (the “Stockholder Approval” and such date, the “Stockholder Approval Date”), and will have a term of five years from the Stockholder Approval Date. At any time after the date that is 120 days following the initial exercise date of the Common Warrants, the Common Warrants can be exercised on a cashless basis if there is no effective registration statement registering, or no current prospectus available for, the resale of the Common Warrant Shares. Additionally, we may redeem the Common Warrants for $0.001 per share if the price of our common stock on Nasdaq is more than 200% of the exercise price of the Common Warrants for 20 consecutive trading days and we give proper notice to the holders of such redemption. The investors are prohibited from: (a) conducting any short sales while such investor owns any unexpired Common Warrants and (b) selling any portion of the shares purchase in this offering prior to the earlier of (i) 8:00 p.m. on February 14, 2025, and (ii) the date on which our common stock is quoted at or above $0.50 per share. The Common Warrants and the Common Warrant Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”) and are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GWAV.” On February 10, 2025, the last reported sales price per share of our common stock on Nasdaq was $0.45. There is no established public trading market for the Common Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Common Warrants on Nasdaq, any other national securities exchange, or any other nationally recognized trading system.

We have retained Dawson James Securities, Inc. to act as our exclusive placement agent in connection with this offering (the “placement agent”). The placement agent is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering. See “Plan of Distribution” on page S-10 of this prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page S-5 of this prospectus supplement and page 3 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

There is no arrangement for funds to be received in escrow, trust or similar arrangement.

	Per Share and Accompanying Common Warrant	Total
Offering price	$0.3337	$7,041,070.00
Placement Agent fees (1)	$0.020022	$422,464.20
Proceeds, before expenses, to us (2)	$0.313678	$6,618,605.80

(1)	In addition, we have agreed (i) to issue to the placement agent, or its designees, warrants (the “Placement Agent Warrants”) to purchase up to 2,110,000 shares of common stock, at an exercise price equal to 125% of the offering price per share and accompanying Common Warrant, or $0.417125 per share, and (ii) to reimburse certain expenses of the placement agent in connection with this offering.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the sale or exercise, if any, of the Common Warrants being issued in the concurrent private placement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock offered hereby is expected to take place on or about February 11, 2025, subject to satisfaction of customary closing conditions.

Dawson James Securities, Inc.

Prospectus supplement dated February 10, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any documents incorporated by reference herein or therein is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement is not an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is illegal.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) on Form S-3 (File No. 333-271324) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this prospectus supplement and the accompanying prospectus.

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement or in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or the applicable prospectus supplement. You must not rely on any unauthorized information or representation. You should assume that the information in this prospectus supplement and accompanying prospectus is accurate only as of the dates on the front of the respective document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision.

As used in this prospectus, unless context otherwise requires, the words “we,” “us,” “our,” “the Company,” “Greenwave,” and “Registrant” refer to Greenwave Technology Solutions, Inc. and its subsidiaries. Additionally, any reference to “Empire” refers to the Company’s wholly owned subsidiary, “Empire Services, Inc.” and the assets used in its operation. Also, any reference to “common share” or “common stock,” refers to our $0.001 par value common stock.

On June 3, 2024, we effected a one-for-150 reverse stock split of our common stock (the “reverse stock split”. All share and per share data reflect the reverse stock split on a retroactive basis. All common stock, stock options, and per share amounts in this prospectus supplement and have been retroactively adjusted for all periods presented to give effect to the reverse stock split, however, certain of the documents filed with the SEC prior to June 3, 2024, do not give effect to the reverse stock split.

Unless otherwise stated, the information which appears on our website www.GWAV.com is not part of this prospectus supplement and is specifically not incorporated by reference.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, in the accompanying prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about this offering, our business and our financial and operating data. You should carefully read the entire prospectus supplement, the accompanying prospectus, including under the sections titled “Risk Factors” included therein, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Business

We were formed on April 26, 2013 as a technology platform developer under the name MassRoots, Inc. In October 2021, we changed our corporate name from “MassRoots, Inc.” to “Greenwave Technology Solutions, Inc.” We sold all of our social media assets on October 28, 2021 for cash consideration equal to $10,000 and have discontinued all operations related to our social media business. On September 30, 2021, we closed our acquisition of Empire Services, Inc. (“Empire”), which operates 13 metal recycling facilities in Virginia, North Carolina, and Ohio. The acquisition was effective October 1, 2021 upon the effectiveness of the Certificate of Merger in Virginia.

Upon the acquisition of Empire, we transitioned into the scrap metal industry which involves collecting, classifying and processing appliances, construction material, end-of-life vehicles, boats, and industrial machinery. We process these items by crushing, shearing, shredding, separating, and sorting, into smaller pieces and categorize these recycled ferrous, nonferrous, and mixed metal pieces based on density and metal prior to sale. In cases of scrap cars, we remove the catalytic converters, aluminum wheels, and batteries for separate processing and sale prior to shredding the vehicle. We have designed our systems to maximize the value of metals produced from this process.

We operate an automotive shredder at our Kelford, North Carolina location and a second automotive shredder at our Carrollton, Virginia location is expected to come online in the first quarter of 2025. Our shredders are designed to produce a denser product and, in concert with advanced separation equipment, more refined recycled ferrous metals, which are more valuable as they require less processing to produce recycled steel products. In totality, this process reduces large metal objects like auto bodies into baseball-sized pieces of shredded recycled metal.

The shredded pieces are then placed on a conveyor belt under magnetized drums to separate the ferrous metal from the mixed nonferrous metal and residue, producing consistent and high-quality ferrous scrap metal. The nonferrous metals and other materials then go through a number of additional mechanical systems which separate the nonferrous metal from any residue. The remaining nonferrous metal is further processed to sort the metal by type, grade, and quality prior to being sold as products, such as zorba (mainly aluminum), zurik (mainly stainless steel), and shredded insulated wire (mainly copper and aluminum).

One of our main corporate priorities is to open a facility with rail or deep-water port access to enable us to efficiently transport our products to domestic steel mills and overseas foundries. Because this would greatly expand the number of potential buyers of our processed scrap products, we believe opening a facility with port or rail access could result in an increase in both the revenue and profitability of our existing operations.

Empire is headquartered in Chesapeake, Virginia and employs 175 people as of January 10, 2025.

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Products and Services

Our main product is selling ferrous metal, which is used in the recycling and production of finished steel. It is categorized into heavy melting steel, plate and structural, and shredded scrap, with various grades of each of those categorizations based on the content, size and consistency of the metal. All of these attributes affect the metal’s value.

We also process nonferrous metals such as aluminum, copper, stainless steel, nickel, brass, titanium, lead, alloys and mixed metal products. Additionally, we sell the catalytic converters recovered from end-of-life vehicles to processors which extract the nonferrous precious metals such as platinum, palladium and rhodium.

We provide metal recycling services to a wide range of suppliers, including large corporations, industrial manufacturers, retail customers, and government organizations.

We also provide hauling services to corporate clients, hauling sand, asphalt, metal and other materials to job sites.

Nasdaq Listing Deficiency

On September 13, 2024, we received a letter from Nasdaq indicating that for the previous 30 consecutive business days, the bid price for our common stock closed below the minimum $1.00 per share requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(a)(2). We were provided 180 calendar days, or until March 12, 2025, to regain compliance. The letter states that the Nasdaq staff will provide written notification that we have achieved compliance with Rule 5550(a)(2) if at any time before March 12, 2025, the bid price of our common stock closes at $1.00 per share or more for a minimum of ten (10) consecutive business days. The Nasdaq letter has no immediate effect on the listing or trading of our common stock. We intend to monitor the bid price of our common stock and consider available options if our common stock does not trade at a level likely to result in us regaining compliance with Nasdaq’s minimum bid price rule by March 12, 2025.

If we do not regain compliance with Rule 5550(a)(2) by March 12, 2025, we may be eligible for an additional 180 calendar day compliance period. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of our intention to cure the deficiency during the second compliance period, for example, by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq staff that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq would notify us that our securities would be subject to delisting. In the event of such a notification, we may appeal the Nasdaq staff’s determination to delist its securities. There can be no assurance that we will be eligible for the additional 180 calendar day compliance period, if applicable, or that the Nasdaq staff would grant our request for continued listing subsequent to any delisting notification.

Corporate Information

Our principal executive office is located at 4016 Raintree Rd., Ste 300, Chesapeake, VA 23321, and our telephone number is (800) 490-5020. Our Internet website address is www.GWAV.com. We were incorporated in the State of Delaware on April 26, 2013.

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THE OFFERING

Common stock offered by us	21,100,000 shares of our common stock.

Common stock outstanding before this offering (1)	39,692,577 shares of our common stock.

Common stock to be outstanding immediately after this offering (1)	60,792,577 shares of our common stock (excluding shares issuable upon the exercise of the Common Warrants to be issued in the concurrent private placement and shares issuable upon the exercise of the Placement Agent Warrants issued in connection with this offering).

Offering price per share	$0.3337 per share.

Concurrent private placement of Common Warrants	In a concurrent private placement, we are selling to the institutional and accredited investors Common Warrants to purchase up to 21,100,000 shares of our common stock, which represent 100% of the number of shares of our common stock being purchased in this offering. Each Common Warrant will be exercisable for one share of our common stock at an exercise price of $0.3337 per share, will be exercisable upon the receipt of Stockholder Approval, and will have a term of five years from the Stockholder Approval Date. At any time after the date that is 120 days following the initial exercise date of the Common Warrants, the Common Warrants can be exercised on a cashless basis if there is no effective registration statement registering, or no current prospectus available for, the resale of the Common Warrant Shares. Additionally, we may redeem the Common Warrants for $0.001 per share if the price of our common stock on Nasdaq is more than 200% of the exercise price of the Common Warrants for 20 consecutive trading days and we give proper notice to the holders of such redemption. The investors are prohibited from: (a) conducting any short sales while such investor owns any unexpired Common Warrants and (b) selling any portion of the shares purchase in this offering prior to the earlier of (i) 8:00 p.m. on February 14, 2025, and (ii) the date on which our common stock is quoted at or above $0.50 per share. The Common Warrants and Common Warrant Shares are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Use of proceeds	We currently intend to use the net proceeds from this offering for expansion of our metal recycling operations, to pay off certain outstanding indebtedness and for general corporate purposes, as further described in “Use of Proceeds.”

Risk factors	An investment in our company involves a high degree of risk. Please refer to the sections titled “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing our securities.

S-3

Dividend Policy	We have never declared or paid cash or stock dividends on our common stock and do not anticipate paying any dividends on the shares of our common stock in the foreseeable future. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Any future determination to declare dividends on common stock will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Trading Symbol

“GWAV”

There is no established public trading market for the Common Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Common Warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

(1)	The number of shares of common stock to be outstanding after this offering is based on 39,692,577 shares of our common stock outstanding as of February 10, 2025, and which excludes as of such date:

●	20,058,209 shares of common stock issuable upon the exercise of certain vested options with a weighted average exercise price of $0.86 per share; and

●	729 shares of common stock issuable upon the exercise of outstanding warrants (excluding the Common Warrants) with a weighted average exercise price of $24,761 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the Common Warrants offered or sold in the concurrent private placement, or the Placement Agent Warrants to be issued to the placement agent or its designees as compensation in connection with this offering.

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RISK FACTORS

An investment in our company involves a high degree of risk. Before you make a decision to invest in our securities, you should consider carefully the risks described below, as well as the risks described in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under the section titled “Risk Factors” in our most recent Annual Report for the year ended December 31, 2023, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other documents incorporated by reference into this prospectus supplement and accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Any of these risks could have a material adverse effect on our business, prospects, financial condition and results of operations. In any such case, the trading price of our securities could decline and you could lose all or part of your investment. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Risks Related to Our Common Stock and this Offering

Our independent registered accounting firm has expressed concerns about our ability to continue as a going concern.

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on our historical losses from operations and the potential need for additional financing to fund our operations. It is not possible at this time for us to predict with assurance the potential success of our business. If we cannot continue as a viable entity, we may be unable to continue our operations and you may lose some or all of your investment in our securities.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

With limited exceptions, we are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

You will experience immediate dilution in book value of any shares of common stock you purchase.

Because the effective price per share of common stock being offered is substantially higher than our net tangible book value per share of common stock, you will suffer dilution in the net tangible book value of any shares of common stock you purchase in this offering. After giving effect to the Pro Forma Adjustments (as defined herein) and the issuance and sale by us of an aggregate of 21,100,000 shares of common stock and the Common Warrants to purchase up to 21,100,000 shares of common stock at an offering price of $0.3337 per share and Common Warrant and assuming no exercise of any Common Warrants, and after deducting placement agent fees and other offering expenses payable by us, the pro forma as adjusted net tangible book value of our shares of common stock would have been approximately $43,318,094, or $0.77 per share, as of September 30, 2024 (a decrease in net tangible book value of approximately $(0.26) per share to our existing shareholders, relative to the as adjusted net tangible book value per share). If you purchase shares of common stock in this offering, there will be an immediate increase of approximately $0.44 per share, after deducting the placement agent fees and estimated offering expenses payable by us. See “Dilution” on page S-9 for a more detailed discussion of the dilution you will incur in connection with this offering.

If we are unable to satisfy the applicable continued listing requirements of Nasdaq, our common stock could be delisted.

On September 13, 2024, we received a letter from Nasdaq indicating that for the previous 30 consecutive business days, the bid price for our common stock closed below the minimum $1.00 per share requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(a)(2). We were provided 180 calendar days, or until March 12, 2025, to regain compliance. The letter states that the Nasdaq staff will provide written notification that we have achieved compliance with Rule 5550(a)(2) if at any time before March 12, 2025, the bid price of our common stock closes at $1.00 per share or more for a minimum of ten (10) consecutive business days. The Nasdaq letter has no immediate effect on the listing or trading of our common stock. We intend to monitor the bid price of our common stock and consider available options if our common stock does not trade at a level likely to result in us regaining compliance with Nasdaq’s minimum bid price rule by March 12, 2025.

If we do not regain compliance with Rule 5550(a)(2) by March 12, 2025, we may be eligible for an additional 180 calendar day compliance period. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of our intention to cure the deficiency during the second compliance period, for example, by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq staff that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq would notify us that our securities would be subject to delisting. In the event of such a notification, we may appeal the Nasdaq staff’s determination to delist its securities. There can be no assurance that we will be eligible for the additional 180 calendar day compliance period, if applicable, or that the Nasdaq staff would grant our request for continued listing subsequent to any delisting notification.

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If our common stock is delisted, it could reduce the price of our common stock and the levels of liquidity available to our stockholders. In addition, the delisting of our common stock could materially adversely affect our access to the capital markets and any limitation on liquidity or reduction in the price of our common stock could materially adversely affect our ability to raise capital. Delisting from Nasdaq could also result in other negative consequences, including the potential loss of confidence by suppliers, customers and employees, the loss of institutional investor interest and fewer business development opportunities.

A substantial number of shares of common stock may be sold in this offering, which could cause the price of our common stock to decline.

In this offering we will sell 21,100,000 shares of common stock. In addition, in a concurrent private placement, we are selling unregistered warrants to purchase up to 21,100,000 shares of common stock at an exercise price of $0.3337 per share. This sale and any future sales of a substantial number of shares of common stock in the public market, or the perception that such sales may occur, could adversely affect the price of the common stock on Nasdaq. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

Our management has significant flexibility in using the net proceeds of this offering.

We currently intend to use the net proceeds from this offering for expansion of our metal recycling operations and general corporate purposes, as further described in “Use of Proceeds” on page S-8. Our management will have significant flexibility in applying the net proceeds of this offering. Management’s failure to use these funds effectively would have an adverse effect on the value of our common stock and could make it more difficult and costly to raise funds in the future.

We do not intend to apply for any listing of the Common Warrants on any exchange or nationally recognized trading system, and we do not expect a market to develop for the unregistered warrants.

We do not intend to apply for any listing of the Common Warrants on Nasdaq or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the Common Warrants. Without an active market, the liquidity of the Common Warrants will be limited. Further, the existence of the Common Warrants may act to reduce both the trading volume and the trading price of our common stock.

Except as otherwise provided in the Common Warrants, holders of the Common Warrants will have no rights as stockholders of our common stock until such holders exercise their Common Warrants.

The Common Warrants offered do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire our common stock at a fixed price. Specifically, a holder of a Common Warrant may exercise the right to acquire common stock at an exercise price of $0.3337 per share any time during the five years following the Stockholder Approval Date. Upon exercise of the Common Warrants, the holders thereof will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

The market price of our common stock may be volatile and adversely affected by several factors.

Our share price is highly volatile. During the past 12 months, the closing price of our common stock ranged from a high of $154.50 per share to a low of $0.2850 per share (in each case, as adjusted for the reverse stock split). The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies; however, the fluctuation in the price of our common stock is still larger than the stock market in general. As a result of this volatility, you may not be able to sell your common stock at or above the price at which you purchased your common stock and you may lose some or all of your investment. In addition to the general volatility risks of the market, our common stock may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock. As a company with a relatively small public float, our common stock may experience greater stock price volatility, extreme price run-ups, lower trading volume, large spreads in bid and asked prices, and less liquidity than large-capitalization companies. Trading in our common stock may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the value of our common stock. Because of the low public float and the absence of any significant trading volume, the public offering price may not reflect the price at which you would be able to sell shares if you want to sell any shares you own or buy shares if you wish to buy share. If the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence the prices of our common stock. A low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. The volatility also could adversely affect our ability to issue additional common stock or other securities and our ability to obtain stock market based financing in the future. No assurance can be given that an active market in our common stock will develop or be sustained.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and variations of these words and similar references to future periods, although not all forward-looking statements contain these identifying words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties, and changes in circumstances, including but not limited to risk factors incorporated by reference under “Item 1A. Risk Factors” to Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other factors described elsewhere in this prospectus supplement, the accompanying prospectus or in our current and future filings with the SEC. As a result, our actual results may differ materially from those expressed or forecasted in the forward-looking statements, and you should not rely on such forward-looking statements. You should carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference herein and therein as described under the sections titled “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●	our ability to continue as a going concern;

●	our reliance on third party vendors;

●	our dependence on our executive officers;

●	our financial performance guidance;

●	material weaknesses in our internal control over financial reporting;

●	regulatory developments in the United States and foreign countries;

●	the impact of laws, regulations, accounting standards, regulatory requirements, judicial decisions and guidance issued by authoritative bodies;

●	our estimates regarding expenses, future revenue and cash flow, capital requirements and needs for additional financing;

●	our financial performance;

●	our ability to regain and maintain compliance with the listing standards of Nasdaq; and

●	the ability to recognize the anticipated benefits of our business combination and/or divestitures.

Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise. However, you should carefully review the risk factors set forth in other reports or documents we file from time to time with the SEC.

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USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $6.61 million after deducting the placement agent fees and estimated offering expenses payable by us, and excluding the proceeds we may receive from the exercise of the Common Warrants issued in the concurrent private placement, if any.

We currently intend to use the net proceeds from this offering for expansion of our metal recycling operations, to pay off certain outstanding indebtedness with interest rates ranging from 6.5% to 10.5% and maturity dates ranging from March 2025 to September 2032, and for general corporate purposes. However, the amount and timing of what we actually spend for these purposes may vary and will depend on a number of factors, including our future revenue and cash generated by operations, if any, and the other factors described in “Risk Factors.” Accordingly, our management will have discretion and flexibility in applying the net proceeds of this offering.

S-8

DIVIDEND POLICY

We have never declared or paid cash or stock dividends on our common stock and do not anticipate paying any dividends on the shares of our common stock in the foreseeable future. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Any future determination to declare dividends on common stock will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DILUTION

If you purchase our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the effective price per share you pay and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is determined by dividing the number of shares of common stock outstanding as of September 30, 2024 by our total tangible assets less total liabilities.

Our net tangible book value as of September 30, 2024 was approximately $32,467,024 or $1.45 per share, based on 22,378,762 shares of our common stock outstanding as of that date.

After giving effect to (i) the exchange of warrants to purchase up to 5,549,374 shares of common stock issued on or about June 12, 2024 by certain holders for 5,327,401 shares of common stock, (ii) the amendments of certain warrants issued in March, April, and May 2024 to (x) reduce the exercise price of the warrants from $2.91 to $1.50, (y) increase the number of shares issuable upon exercise of the warrants by 250%, and (z) remove certain adjustment provisions in the warrants in the event of certain dilutive issuances or share combinations, resulting in such warrants becoming exercisable for 11,346,743 shares of common stock, (iii) the issuance of an aggregate of 450,000 shares of our Series A-1 Preferred Stock, par value $0.001 per share (the “Preferred Stock”), to DWM Properties LLC, at an aggregate valuation of $3,300,084, after deducting financial advisory fees and other offering expenses payable by us, and (iv) the issuance of 7,544,323 shares of common stock in a registered direct offering and concurrent private placement of unregistered warrants to purchase up to 7,544,323 shares of our common stock each closing on January 14, 2025 (collectively, the “Pro Forma Adjustments”), our pro forma net tangible book value as of September 30, 2024 would have been approximately $36,277,024, or $1.03 per share.

After giving effect to the further issuance and sale by us of 21,100,000 shares of common stock by us at an offering price of $0.3337 per share and accompanying Common Warrants to purchase up to 21,100,000 shares of common stock, for aggregate gross proceeds of approximately $7,041,070, and after deducting the placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2024 would have been approximately $43,318,094, or $0.77 per share. This represents an immediate decrease in net tangible book value of $(0.26) per share to existing stockholders and an immediate increase of $0.44 per share to new investors in this offering, as illustrated by the following table:

Offering price per share		$0.337
Net tangible book value per share as of September 30, 2024	$1.45
Increase (decrease) in net tangible book value per share attributable to the Pro Forma Adjustments	$(0.42)
Pro forma net tangible book value per share as of September 30, 2024 after giving effect to the Pro Forma Adjustments		$1.03
Increase (decrease) in pro forma as adjusted net tangible book value per share attributable to this offering	$(0.26)
Pro forma as adjusted net tangible book value per share as of September 30, 2024 after giving effect to this offering		$0.77
Increase in net tangible book value per share to new investors in this offering		$0.44

The number of shares of common stock to be outstanding after this offering is based on 22,378,762 shares of our common stock outstanding as of September 30, 2024, and which excludes as of such date:

●	729 shares of common stock issuable upon the exercise of certain vested options with a weighted average exercise price of $24,761 per share; and

●	14,379,157 shares of common stock issuable upon the exercise of outstanding warrants (excluding the Common Warrants) with a weighted average exercise price of $2.94 per share.

The above illustration of dilution per share to the investors participating in this offering assumes no exercise of the Common Warrants or the Placement Agent Warrants, or outstanding options or warrants to purchase shares of our common stock. In addition, we may offer shares of our common stock or other securities exercisable or convertible into shares of common stock in other offerings due to market conditions or strategic considerations. To the extent we issue such shares of common stock and/or securities, and such securities are converted or exercised for shares of our common stock, investors may experience further dilution.

S-9

PLAN OF DISTRIBUTION

Pursuant to an engagement letter (the “Engagement Letter”), we have retained Dawson James Securities, Inc. to act as our exclusive placement agent in connection with this offering. Under the terms of the Placement Agency Agreement, the placement agent is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of the Placement Agency Agreement. We may not sell the entire amount of securities offered pursuant to this prospectus supplement.

We will only sell to investors who have entered into the securities purchase agreement with us.

Delivery of the securities offered hereby is expected to take place on or about February 11, 2025, subject to satisfaction of certain conditions.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to $422,464.20, which is equal to 6.0% of the aggregate gross proceeds raised in this offering. Upon any exercise for cash of any privately-placed options or warrants issued to investors in each Offering, the Company shall pay Dawson, within five (5) business days of the Company’s receipt of the exercise price, a cash fee of 7.77% of the aggregate gross exercise price paid in cash with respect thereto. In addition, subject to FINRA Rule 5110(f)(2)(d)(i), we have also agreed to reimburse the placement agent at closing of $10,000 for fees and expenses of its legal counsel and other out-of-pocket expenses in connection with this offering.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent or its designees the Placement Agent Warrants to purchase up to 2,110,000 shares of common stock. The Placement Agent Warrants have substantially the same terms as the Common Warrants, except that the Placement Agent Warrants have an exercise price an exercise price of $0.417125 per share (representing 125% of the offering price per share and accompanying Common Warrant).

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

S-10

Tail

We have also agreed to pay the placement agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, subject to certain exceptions, who with our written approval was contacted or introduced to us by the placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the twelve (12)-month period following expiration or termination of the Placement Agency Agreement, subject to certain exceptions.

Indemnification

We have agreed to indemnify the placement agent and certain other persons against certain liabilities under the Securities Act relating to or arising out of the placement agent’s activities under the Placement Agency Agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common stock by Wainwright acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent, or by an affiliate. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agent’s websites and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Other Relationships

From time to time, the placement agent and its respective affiliates may in the future provide various investment banking, placement agency and other services to us and our affiliates for which services they may receive customary fees. In the course of their businesses, the placement agent and its respective affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agent and its respective affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering and registered direct offerings and private placements that closed on August 1, 2023, August 22, 2023, between March 18, 2024 and March 26, 2024, on April 24, 2024, on May 20, 2024, on June 12, 2024, and on January 14, 2025, as applicable, and disclosed in our Current Reports on Form 8-K filed with the SEC on August 3, 2023, August 22, 2023, March 18, 2024 (as amended on Form 8-K/A on April 2, 2024), April 22, 2024, and June 11, 2024 (as amended on Form 8-K/A on June 12, 2024), January 13, 2025 and in our Quarterly Reports on Form 10-Q filed with the SEC on May 20, 2024, August 19, 2024, and November 15, 2024, respectively, for which the placement agent received cash and warrant compensation in connection therewith, the placement agent has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus supplement.

The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agency Agreement and securities purchase agreement. A copy of the form of securities purchase agreement with the investors has been included as an exhibit to our Current Report on Form 8-K that was filed with the SEC on January 13, 2025, and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

The transfer agent and registrar for our common stock is Equity Stock Transfer, Inc. The transfer agent and registrar’s address is 237 W 37th St #602, New York, NY 10018, phone number (212) 575-5757.

S-11

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering 21,100,000 shares of common stock at an offering price of $0.3337 per share. The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our Common Stock are described under the caption “Description of Capital Stock” starting on page 6 of the accompanying prospectus.

CONCURRENT PRIVATE PLACEMENT OF COMMON WARRANTS

In a concurrent private placement, we are selling to each institutional investor in this offering Common Warrants to purchase one share of common stock for each share of common stock purchased in this offering by each such investor. The aggregate number of Common Warrant Shares issuable pursuant to the Common Warrants is up to 21,100,000.

The Common Warrants and the Common Warrant Shares are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. There is no established public trading market for the Common Warrants and we do not expect a market to develop. In addition, we do not intend to list the Common Warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system. All purchasers are required to be “accredited investors” as such term is defined in Rule 501(a) under the Securities Act. The summary of certain terms and provisions of the Common Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of the Common Warrants which is filed as an exhibit to a Current Report on Form 8-K and which is incorporated by reference herein.

Exercise Price. The Common Warrants will be exercisable at an exercise price of $0.3337 per share. The exercise price and number of Common Warrant Shares issuable upon the exercise of the Common Warrants will be subject to adjustment in the event of any stock dividend and split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Common Warrants.

Exercisability and Term. Each Common Warrant shall be exercisable beginning on the Stockholder Approval Date. At any time after the date that is 120 days following the closing of this offering, the Common Warrants can be exercised on a cashless basis if there is no effective registration statement registering, or no current prospectus available for, the resale of the Common Warrant Shares.

Redemption. Each Common Warrant may be redeemed by us for $0.001 per share if the price of our common stock on Nasdaq is more than 200% of the exercise price of the Common Warrants for 20 consecutive trading days and we give at least 20 trading days’ notice to the holders of such redemption.

Exercise Limitations. Subject to limited exceptions, a holder of Common Warrants will not have the right to exercise any portion of its Common Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99% upon election by the holder prior to the issuance of any Common Warrants. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us.

S-12

Fundamental Transaction. In certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase its Common Warrants at the Black Scholes (as defined in the Common Warrant) value; provided, however, that if the fundamental transaction is not within our control, including not approved by the Company’s Board of Directors, the holder shall only be entitled to receive from us the Black Scholes value of the unexercised portion of its Common Warrant.

Transferability. Subject to applicable laws, the Common Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established public trading market for the Common Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Common Warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

Rights as a Stockholder. Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of our common shares, the holder of a Common Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Common Warrant.

Registration Rights. We have agreed to file a registration statement covering the resale of the Common Warrant Shares within 20 calendar days of the date of the securities purchase agreement entered into between the purchasers and us. We must use commercially reasonable efforts to cause such registration statement to become effective within 120 days following the closing date of this offering and to keep such registration statement effective at all times until the purchasers no longer own any Common Warrants and Common Warrant Shares.

Restriction on short sales. The investors are prohibited from conducting any shorts sales of our common stock while such investor owns any unexpired Common Warrants.

S-13

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Pryor Cashman LLP, New York, New York. Haynes and Boone, LLP, New York, New York is acting as counsel for the placement agent in connection with this offering.

EXPERTS

Our consolidated balance sheets as of December 31, 2023 and 2022 and the related consolidated statement of operations, stockholders’ equity and cash flows for the years ended December 31, 2023 and 2022 incorporated by reference in this prospectus supplement and the accompanying prospectus have been audited by RBSM LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered hereby. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed thereto. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our Internet site can be found at www.GWAV.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. Because our common stock is listed on Nasdaq, you may also inspect reports, proxy statements and other information at the offices of Nasdaq.

INFORMATION INCORPORATED BY REFERENCE

We are incorporating by reference into this prospectus supplement and the accompanying prospectus certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in this prospectus supplement, the accompanying prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on April 16, 2024;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, which was filed with the SEC on May 20, 2024;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, which was filed with the SEC on August 19, 2024;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, which was filed with the SEC on November 15, 2024;

●	our Current Reports on Form 8-K filed with the SEC on March 18, 2024, April 1, 2024 (as amended on Form 8-K/A on April 2, 2024), April 4, 2024, April 22, 2024, May 3, 2024, May 9, 2024, May 10, 2024, May 16, 2024, June 3, 2024, June 3, 2024, June 11, 2024 (as amended on Form 8-K/A on June 12, 2024), June 18, 2024, July 19, 2024, August 20, 2024, September 13, 2024, November 18, 2024, December 2, 2024, January 8, 2025, January 13, 2025, and January 31, 2025 (in each case other than information “furnished” under Items 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit); and

●	the description of our common stock contained in the registration statement on Form 8-A, dated July 21, 2022, File No. 001-41452, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023 and any other amendment or report filed for the purpose of updating such description.

S-14

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and accompanying prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (except, in any such case, the portions furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise), as well as any proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus are delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement or accompanying prospectus but not delivered with the prospectus supplement and accompanying prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Greenwave Technology Solutions, Inc.

4016 Raintree Rd., Ste 300

Chesapeake, VA 23321

800-490-5020

Attention: Chief Financial Officer

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being provided for in this prospectus supplement hereby, other than any placement agent fees and expenses, all of which shall be borne by us. All of such fees and expenses, are estimated:

Transfer agent and registrar fees and expenses	$0.00
Legal fees and expenses	$100,000
Printing fees and expenses	$0.00
Accounting fees and expenses	$0.00
Miscellaneous fees and expenses	$0.00
Total	$100,000

S-15

PROSPECTUS

Greenwave Technology Solutions, Inc.

$100,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

RIGHTS

WARRANTS

UNITS

From time to time, we may offer and sell up to an aggregate amount of $100,000,000 of any combination of the securities described in this prospectus, either individually or in combination, in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “GWAV.” On April 17, 2023, the last reported sale price of our common stock was $0.95c per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the applicable prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates is $8,252,393.50 based on 11,250,813 shares of outstanding common stock, of which 2,564,083 are held by affiliates, and a per share price of $0.95 based on the closing sale price of our common stock on April 17, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our principal executive office is located at 4016 Raintree Rd., Ste 300, Chesapeake, VA 23321, and our telephone number is (757) 966-1432.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April 18, 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $100,000,000 of any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In each prospectus supplement, we will include the following information:

●	the number and type of securities that we propose to sell;

●	the public offering price;

●	the names of any underwriters, agents or dealers through or to which the securities will be sold;

●	any compensation of those underwriters, agents or dealers;

●	any additional risk factors applicable to the securities or our business and operations; and

●	any other material information about the offering and sale of the securities.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

1

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

As used in this prospectus, unless context otherwise requires, the words “we,” “us,” “our,” “the Company,” “Greenwave,” “Registrant” refer to Greenwave Technology Solutions, Inc. and its subsidiaries. Additionally, any reference to (i) “Empire” refers to the Company’s wholly owned subsidiary, “Empire Services, Inc.” and the assets used in its operation. Also, any reference to “common share” or “common stock,” refers to our $0.001 par value common stock.

Unless otherwise stated, the information which appears on our web site www.greenwavetechnologysolutions.com is not part of this report and is specifically not incorporated by reference.

2

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, and described under the section titled “Risk Factors” contained in our most recent annual report on Form 10-K, as well as any subsequent filings with the SEC, which are incorporated by reference into this prospectus, together with other information in this prospectus and the documents incorporated by reference. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. For more information, see “Where You Can Find More Information.” Please also carefully read the section titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock, preferred stock, warrants, rights or convertible debt securities, or any combination of the foregoing, in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock.

In addition, the issuance of additional shares of our common stock, securities convertible into or exercisable for our common stock, other equity-linked securities, including preferred stock, warrants or rights or any combination of these securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt securities convertible into equity or options, warrants or rights to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, including the documents incorporated by reference in this prospectus, may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to continue as a going concern;

●	our reliance on third party vendors;

●	our dependence on our executive officers;

●	our financial performance guidance;

●	material weaknesses in our internal control over financial reporting;

●	regulatory developments in the United States and foreign countries;

●	the impact of laws, regulations, accounting standards, regulatory requirements, judicial decisions and guidance issued by authoritative bodies;

●	our estimates regarding expenses, future revenue and cash flow, capital requirements and needs for additional financing;

●	our financial performance;

●	the ability to recognize the anticipated benefits of our business combination and/or divestitures; and

●	the effect of COVID-19 on the foregoing.

The forward-looking statements contained or incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section titled “Risk Factors” and elsewhere in this prospectus, our most recent Annual Report on Form 10-K, as well as any subsequent filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the ongoing COVID-19 pandemic and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OUR BUSINESS

We were formed in April 26, 2013 as a technology platform developer under the name MassRoots, Inc. In October 2021, we changed our corporate name from “MassRoots, Inc.” to “Greenwave Technology Solutions, Inc.” We sold all of our social media assets on October 28, 2021 for cash consideration equal to $10,000 and discontinued all operations related to the Company’s social media business. On September 30, 2021, we closed our acquisition of Empire Services, Inc. (“Empire”), which operates 14 metal recycling facilities in Virginia, North Carolina and Ohio. The acquisition was effective October 1, 2021 upon the effectiveness of the Certificate of Merger in Virginia.

Upon the acquisition of Empire, we transitioned into the scrap metal industry which involves collecting, classifying and processing appliances, construction material, end-of-life vehicles, boats, and industrial machinery. We process these items by crushing, shearing, shredding, separating, and sorting, into smaller pieces and categorize these recycled ferrous, nonferrous, and mixed metal pieces based on density and metal prior to sale. In cases of scrap cars, we remove the catalytic converters, aluminum wheels, and batteries for separate processing and sale prior to shredding the vehicle. We have designed our systems to maximize the value of metals produced from this process.

We operate an automotive shredder at our Kelford, North Carolina location and a second automotive shredder at our Carrollton, Virginia location is expected to come online in the second quarter of 2023. Our shredders are designed to produce a denser product and, in concert with advanced separation equipment, more refined recycled ferrous metals, which are more valuable as they require less processing to produce recycled steel products. In totality, this process reduces large metal objects like auto bodies into baseball-sized pieces of shredded recycled metal.

The shredded pieces are then placed on a conveyor belt under magnetized drums to separate the ferrous metal from the mixed nonferrous metal and residue, producing consistent and high-quality ferrous scrap metal. The nonferrous metals and other materials then go through a number of additional mechanical systems which separate the nonferrous metal from any residue. The remaining nonferrous metal is further processed to sort the metal by type, grade, and quality prior to being sold as products, such as zorba (mainly aluminum) and shredded insulated wire (mainly copper and aluminum).

One of our main corporate priorities is to open a facility with rail or deep-water port access to enable us to efficiently transport our products to domestic steel mills and overseas foundries. Because this would greatly expand the number of potential buyers of our processed scrap products, we believe opening a facility with port or rail access could result in an increase in both the revenue and profitability of our existing operations.

Empire is headquartered in Suffolk, Virginia and employs 143 people as of March 21, 2023.

COVID-19

We are continuing to proactively monitor and assess the COVID-19 global pandemic. The full impact of the COVID-19 pandemic is inherently uncertain. The COVID-19 pandemic has caused us to modify our business practices (including but not limited to curtailing physical contact with suppliers and customers). We continue to monitor developments of the COVID-19 pandemic and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, patients, and business partners. We have implemented appropriate safety measures, following guidance from the Center for Disease Control and the Occupational Safety and Health Administration. The extent of the impact of the COVID-19 pandemic on our future liquidity and operational performance will depend on certain developments.

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Products and Services

Our main product is selling ferrous metal, which is used in the recycling and production of finished steel. It is categorized into heavy melting steel, plate and structural, and shredded scrap, with various grades of each of those categorized based on the content, size and consistency of the metal. All of these attributes affect the metal’s value.

We also process nonferrous metals such as aluminum, copper, stainless steel, nickel, brass, titanium, lead, alloys and mixed metal products. Additionally, we sell the catalytic converters recovered from end-of-life vehicles to processors which extract the nonferrous precious metals such as platinum, palladium and rhodium.

We provide metal recycling services to a wide range of suppliers, including large corporations, industrial manufacturers, retail customers, and government organizations.

Pricing and Customers

Prices for our ferrous and nonferrous products are based on prevailing market rates and are subject to market cycles, worldwide steel demand, government regulations and policy, and supply of products that can be processed into recycled steel. Our main buyers adjust the prices they pay for scrap metal products based on market rates usually on a monthly or bi-weekly basis. We are usually paid for the scrap metal we deliver to customers within 14 days of delivery.

Based on any price changes from our customers or our other buyers, we in turn adjust the price for unprocessed scrap we pay suppliers in order to manage the impact on our operating income and cashflows.

The spread we are able to realize between the sales prices and the cost of purchasing scrap metal is determined by a number of factors, including transportation and processing costs. Historically, we have experienced sustained periods of stable or rising metal selling prices, which allow us to manage or increase our operating income. When selling prices decline, we adjust the prices we pay customers to minimize the impact to our operating income.

Sources of Unprocessed Metal

Our main sources of unprocessed metal we purchase are end-of-life vehicles, old equipment, appliances and other consumer goods, and scrap metal from construction or manufacturing operations. We acquire this unprocessed metal from a wide base of suppliers including large corporations, industrial manufacturers, retail customers, and government organizations who unload their metal at our facilities or we pick it up and transport it from the supplier’s location. Currently, our operations and main suppliers are located in the Hampton Roads and northeastern North Carolina markets. In the first quarter of 2023, we expanded our operations by opening a metal recycling facility in Cleveland, Ohio.

Our supply of scrap metal is influenced by the overall health of economic activity in the United States, changes in prices for recycled metal, and, to a lesser extent, seasonal factors such as severe weather conditions, which may prohibit or inhibit scrap metal collection.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for working capital and other general corporate purposes. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, our management will retain broad discretion over the allocation of net proceeds. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the use of the net proceeds, we may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose.

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our securities does not purport to be complete and is subject to our certificate of incorporation and bylaws and the provisions of applicable law. Copies of our amended and restated certificate of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

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Common Stock

Authorized Capitalization

General

The total amount of our authorized share capital consists of 1,200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock Rights

Voting rights. Except as required by law or matters relating solely to the terms of preferred stock, each outstanding share of common stock will be entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock shall have no cumulative voting rights. Except in respect of matters relating to the election and removal of directors on our board of directors and as otherwise provided in our Second Amended and Restated Certificate of Incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the voting power of the shares present in person or by proxy at the meeting and entitled to vote thereon.

Dividend rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Rights upon liquidation. In the event of the liquidation, dissolution or winding up of our company, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Other rights. No holder of shares of common stock is entitled to preemptive or subscription rights contained in our certificate of incorporation or bylaws. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of the common stock will be subject to those of the holders of any shares of preferred stock with preferential rights that we may issue in the future.

Anti-takeover effects of provisions of our certificate of incorporation and bylaws and Delaware law

Certificate of Incorporation and Bylaws

Provisions of our Second Amended and Restated Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Second Amended and Restated Certificate of Incorporation and Bylaws:

●	permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate

●	provide that the authorized number of directors may be changed only by resolution adopted by the board of directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law or subject to the rights of holders of preferred stock as designated from time to time, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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●	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner and also specify requirements as to the form and content of a stockholder’s notice;

●	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

●	provide that special meetings of our stockholders may be called only by the board of directors or by holders of more than ten percent (10%) of all shares entitled to vote at the meeting;

●	provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any claims, including derivative actions, brought by a stockholder (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which the Delaware General Corporation Law, of the DGCL, confers jurisdiction upon the Court of Chancery of the State of Delaware; and

●	provide the ability to our board of directors to authorize and designated undesignated preferred stock and issue such preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the consummation of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Limitations on Liability and Indemnification of Officers and Directors

Our Second Amended and Restated Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of us or any of its subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance within 10 days of such request all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Exclusive Jurisdiction of Certain Actions

Our Second Amended and Restated Certificate of Incorporation requires, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, that actions, including derivative actions brought in our name, by stockholders (i) that are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity and (ii) as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware, may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel; provided, however, that the foregoing provisions will not apply to any claims arising under the Exchange Act or the Securities Act. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and outstanding Common Stock and Series Z Preferred Stock is Equity Stock Transfer, Inc. The transfer agent and registrar’s address is 237 W 37th St #602, New York, NY 10018, phone number (212) 575-5757. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement related to that series.

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Listing on the Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “GWAV”. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other exchange of the preferred stock covered by such prospectus supplement.

Preferred Stock

General Description

Under the terms of our Second Amended and Restated Certificate of Incorporation, our board of directors have the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Our board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The purpose of authorizing our board of directors to issue Preferred Stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of us and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. It is not possible to state the actual effect of the issuance of any shares of Preferred Stock on the rights of holders of Common Stock until the board of directors determines the specific rights attached to that Preferred Stock.

Series Z Preferred Stock

Pursuant to our Certificate of Designation of Preferences, Rights and Limitations of Series Z Preferred Stock, or the Certificate of Designation, we designated 500 shares of our authorized and unissued preferred stock as Series Z Preferred Stock, and established the rights, preferences and privileges of the Series Z Preferred Stock, which are summarized below.

Voting rights. Except as otherwise provided herein or as otherwise required by the DGCL, the Series Z Preferred Stock shall have no voting rights. However, as long as any shares of Series Z Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series Z Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series Z Preferred Stock under the Certificate of Designation, (b) amend our certificate of incorporation or other organizational documents, including this Certificate of Designation, in any manner that adversely affects any rights of the holders in a way that is material and disproportionate to other shareholders of the Company, (c) increase the number of authorized shares of Series Z Preferred Stock (other than as a result of a pro rata stock split or similar corporate action), or (d) enter into any agreement with respect to any of the foregoing, the effectiveness of which is not conditioned on obtaining such vote.

Dividends. Subject to a determination by the board of directors that a distribution is not prohibited pursuant to applicable provisions of the DGCL (including Section 170 thereof) or other applicable law (including any law requiring the affirmative vote of all or any portion of the company’s shareholders to effectuate any such dividend, in which event such dividend shall be conditioned upon obtaining such vote, but there will be no requirement for the Company to seek or solicit such shareholder votes), holders shall be entitled to receive from time to time and without interest, and the company shall pay, the holders, pro-rata, the net proceeds from the sale of certain assets held by the company.

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Cancelation. Upon the payment of all dividends paid with respect to the sale of the assets, and subject to any limitations imposed by the DGCL, each share of Series Z Preferred Stock shall, automatically and without any action on the part of the holder thereof, cease to be outstanding and shall be cancelled and returned to the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series Z Preferred Stock, and any holder thereof shall thereafter cease to have any rights with respect to such shares.

Rights upon liquidation. In the event of a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or a fundamental transaction (as defined in the Certificate of Designation), in each case occurring prior to the cancellation of the Series Z Preferred Stock, then, in the case of a liquidation, after the payment or adequate provision for the payment of the Company’s liabilities and obligations, the holders shall be entitled to receive an amount equal to any accrued and unpaid dividends then owed under the Certificate of Designation provided however that in the event such amount would result in a net per share dividend of less than $0.01, such amount of will revert to the Company and no additional dividend payments will be paid.

Description of Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

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●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

●	the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;

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●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

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Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

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A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description Debt Securities–Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities–General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

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Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

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We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Description of Rights

This section describes the general terms of the rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement (or applicable free writing prospectus). The complete terms of the rights will be contained in the rights agreements we enter into with rights agents. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the rights agreements and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below. The following description and any description of the rights in a prospectus supplement (or applicable free writing prospectus) may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. Further terms of the rights will be stated in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights. The rights agreements and rights certificates will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies of the rights agreements and rights certificates.

The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for stockholders entitled to the rights distribution, the number of rights issued and the number of shares of common stock that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. federal income tax considerations.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

●	the record date for stockholders entitled to receive the rights;

●	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

●	the exercise price of the rights;

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●	the terms for changes to or adjustments in the exercise price, if any;

●	whether the rights are transferable;

●	the period during which the rights may be exercised and when they will expire;

●	the steps required to exercise the rights;

●	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

●	whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement;

●	our ability to withdraw or terminate the rights offering;

●	any material United States federal income tax consequences; and

●	other material terms, including terms relating to transferability, exchange, exercise or amendment of the rights.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Description of Warrants

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We plan to evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

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●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	the number of shares of common stock, shares of preferred stock and/or debt securities purchasable upon the exercise of one warrant and the price at which these securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the periods during which, and places at which, the warrants are exercisable;

●	the manner of exercise;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	if applicable, a discussion of certain material U.S. federal income tax considerations of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Description of Units

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement relating to units offered under this prospectus will describe the following terms, where applicable, of such units:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of these securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

●	directly to purchasers, through a specific bidding or auction process or otherwise; or

●	through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the selling stockholder, from the purchasers of the securities or from both us and/or the selling stockholder and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

●	the name of the selling stockholder and its relationship to us;

●	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

●	the terms of the offering;

●	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

●	any over-allotment option under which any underwriters may purchase additional securities from us; and

●	any initial public offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

●	transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;

●	in the over-the-counter market;

●	in negotiated transactions;

●	under delayed delivery contracts or other contractual commitments; or

●	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

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If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Pryor Cashman LLP, New York, New York.

EXPERTS

Our consolidated balance sheets as of December 31, 2022 and 2021 and the related consolidated statement of operations, stockholders’ equity and cash flows for the years ended December 31, 2022 and 2021 incorporated by reference in this prospectus have been audited by RBSM LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with information that is different from that contained in this prospectus nor in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Greenwave. The address of the SEC website is www.sec.gov. We maintain a website at www.greenwavetechnologysolutions.com. Information contained in or accessible through our website does not constitute a part of this prospectus. Because our common stock is listed on the NASDAQ Capital Market, you may also inspect reports, proxy statements and other information at the offices of the NASDAQ Capital Market.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 31, 2023 as amended on Form 10-K/A on April 13, 2023; and

●	the description of our common stock contained in the registration statement on Form 8-A, dated July 21, 2022, File No. 001-41452, and any other amendment or report filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Greenwave Technology Solutions, Inc.

4016 Raintree Rd., Ste 300

Chesapeake, VA 23321

757-966-1432

Attention: Chief Financial Officer

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21,100,000 SHARES OF COMMON STOCK

Prospectus Supplement

Dawson James Securities, Inc.

February 10, 2025